United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 21, 2026

Neuphoria Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction of Incorporation)

001-41157	99-3845449
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Summit Dr, Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 439-5551

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NEUP	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 21, 2026, Neuphoria Therapeutics Inc. (the “Company”) received a revenue distribution payment of AUD $1.416M from its participation in the former Cancer Therapeutics Cooperative Research Centre (CTx CRC) related to the Company’s licensing of the KAT6 program to Pfizer Inc. following the initiation of dosing of the first subject in the first Phase III Clinical Trial in ER+/HER2- metastatic breast cancer. Based on past program contributions, Neuphoria believes it is eligible to receive approximately 4.65% of future milestone payments, if any, from CTXT, of which the total value to all 17 parties (see below) combined is estimated to be USD$460M. As a passive party, the Company is not able to determine whether future milestones will be achieved, whether the Company will receive any future milestone payments, or the size of any such payments, if received.

CTx CRC was founded in 2007, received an initial seven years of funding from the Cooperative Research Centre (CRC) Programme and was then awarded a further six years of CRC Programme funding beginning in July 2014. The CTx CRC concluded in December 2020 and evolved into a private company -- Canthera Discovery. In addition to the CRC Programme funding, CTx CRC received licensing revenues and additional cash and in-kind funding from its 17 partners, one of which was Bionomics Ltd. (now known as Neuphoria Therapeutics Inc.).

CTx CRC engaged in research targeted at the treatment of various cancers. It out-licensed multiple oncology programs and established itself as a leader in epigenetics and immuno-oncology. CTx CRC commercialized multiple drug discovery projects on behalf of its 17 partners, including with leading pharmaceutical companies, MSD and Pfizer.

As one of the 17 partners, in addition to the Cancer Research Council and Wellcome Trust, the Company has received revenue from its successful participation in the CTx CRC, and believes it may continue to benefit from future milestone payments and royalties as licensed programmes from the CTx CRC continue to be developed.

Revenues to date have included:

●	In 2016, AUD $967,583 in licensing funds as part of an agreement between MSD and the CTx CRC following an initial payment of USD15 million to the CTx CRC for PRMT5
●	In 2018, AUD $654,149 in licensing revenue following the CTx CRC license of two targets to Pfizer.
●	In 2020, AUD $46,662 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of two targets to Pfizer.
●	In 2021, AUD $263,634 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of two targets to Pfizer.
●	In 2022, AUD $22,047 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of two targets (FAK and PRMT5).
●	In 2023, AUD $8,295 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of two targets (FAK and PRMT5).
●	In 2024, AUD $23,717 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of a target (PRMT5).
●	In 2026, AUD $120,298 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of a target (FAK).
●	In 2026, AUD $1,416,026 from the Company’s participation in the CTx CRC and CTx CRC’s licensing of two targets to Pfizer.

The CRC trusts have made total distributions to the Company to date of AUD $3,522,413.68 since 2016.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions we make that later turn out to be incorrect, or by known or unknown risks and uncertainties. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances unless required by law.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEUPHORIA THERAPEUTICS INC.

	By:	/s/ Spyridon Papapetropoulos
Spyridon Papapetropoulos
Chief Executive Officer

Date: May 26, 2026

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